Exhibit 5.1

[LETTERHEAD OF FENWICK & WEST LLP]

September 13, 2007

Concur Technologies, Inc.

18400 NE Union Hill Road

Redmond, Washington 98052

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed by Concur Technologies, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”), on or about September 13, 2007, in connection with the registration under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”), of the proposed issuance and sale by the Company of its shares of Common Stock, par value $0.001 per share (the “Securities”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	a copy of the Company’s Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on December 24, 1998;

(2)	a copy of the Company’s Amended and Restated Bylaws, as adopted on April 17, 2001 and certified by the Company’s Secretary on September 13, 2007;

(3)	the Registration Statement, together with the exhibits filed as a part thereof;

(4)	the prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(5)	the resolutions of the Company’s Board of Directors (the “Board”) adopted at a meeting of the Board on September 10, 2007, approving the filing of the Registration Statement and, subject to future action by the Board or a committee thereof, the sale and issuance of the Securities;

(6)	a statement from the Company as of the date hereof as to the number of (i) outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights;

(7)	a statement from the Company’s transfer agent as to the number of issued and outstanding shares of Common Stock as of September 11, 2007; and

(8)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company with respect to certain factual matters.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where authorization, due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates or instruments representing the Securities will have been properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California and (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting these laws.

In connection with our opinion expressed below, we have assumed that, if any Securities are to be issued, they will only be issued pursuant to the underwriting agreement in the form filed with the Registration Statement as an exhibit and that, at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect and no proceedings for that purpose are pending before or contemplated by the Commission, and that there will not have occurred any change in law affecting the validity or enforceability of the Securities.

The Company has informed us that it intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable prospectus supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its Board of Directors and stockholders, if required by the laws of the State of Delaware, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock at the time of each issuance of Securities and will amend its Certificate of Incorporation to increase the authorized number of shares of its Common Stock in such event. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

Based upon the foregoing, we are of the opinion that the Securities to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board and, if required, its stockholders), and issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Company’s Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

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This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you, or any other person or entity, of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP
FENWICK & WEST LLP